Exhibit 99.1

Humble Imports, Inc., the Wholly Owned Subsidiary of ECD Automotive Design, Reports 68% Increase in Revenue, Positive Net Income, for Third Quarter of 2023

Consistent Strong Vehicle Demand, Increase in Average Price Per Vehicle, Positive Mix Shift and Efficiency Improvements Drive Robust Growth and Powerful Operating Leverage

Kissimmee, FL – December 19, 2023 – ECD Automotive Design Inc. (“ECD” or the “Company”) (NASDAQ: ECDA), the industry leader in delivering restored, modified and electrified Land Rover Defenders, Jaguars, and other classic and collectible automobiles, today announced record financial results of its wholly owned subsidiary Humble Imports, Inc. d/b/a ECD Auto Design (“Humble”) for the quarter ended September 30, 2023 (“Q3 2023”). The financial results of Humble reported in this press release do not reflect the combined operations of the Company or the deal-related expenses incurred in connection with the business combination with EF Hutton Acquisition Corporation I (“EFHT”). On December 18, 2023, the Company filed a Current Report on Form 8-K related to the business combination transaction, that includes pro forma financial information for the Company as of September 30, 2023, which discloses non-recurring expenses associated with the business combination transaction.

Financial and Operational Highlights for Humble:

●	Total revenue increased 68% to $6.2 million in Q3 2023 and 41% to $15.7 million for the nine months ended September 30, 2023.

●	ECD delivered 19 vehicles in Q3 2023, compared to 15 vehicle builds in the third quarter of 2022 (“Q3 2022”), an increase of 27% compared to Q3 2022; Year-to-date ECD has completed 46 vehicle builds compared to 40 vehicle builds in 2022.

●	Average selling price (“ASP”) per vehicle was $325,215 in Q3 2023, an increase of 33% compared to Q3 2022. This up-tick was driven by the continued trend towards increased customization, as well as the positive contribution from the introduction of the Jaguar E-Type

●	Gross margin was 35.4% in Q3 2023 (vs. 25.7% in Q3 2022) and 34.8% YTD (vs. 23.5% for the first nine months of 2022), reflecting improved operational efficiency and higher price per vehicle.

●	Net income was $668,000 in Q3 2023 compared to a net loss of $86,000 in Q3 2022; Year-to-date net income was $1.1 million compared to a net loss of $78,000 in 2022.

“We enter the public markets with strong fundamentals and ambitious plans to grow our business as the scaled leader in restomods,” commented Scott Wallace, ECD’s co-founder and Chief Executive Officer. “The 68% third quarter revenue increase, driven by a 27% increase in builds and a 33% increase in ASPs, and nearly 1,000 basis point expansion in gross margins to 35.4%, speaks to the durable and growing demand for our ‘one-of-one’ vehicles. We are benefitting from higher levels of customization and a favorable mix shift as the recently introduced Jaguar E-Type restomods become a larger portion of ECD’s portfolio, which puts us at best-in-class levels for luxury auto and positions us for sustained profitability.

Wallace added, “We have exceptional visibility heading into 2024, with an order book that nearly covers our current capacity for all of next year, and this demand continues to build. As the restomod industry’s first publicly traded company, with a scalable and proven platform, as well as attractive unit economics, we believe we are well-positioned to expand within the classic automotive ecosystem.”

Business Combination

On December 12, 2023, ECD and EFHT, a special purpose acquisition company, completed their business combination and EFHT changed its name to ECD Automotive Design Inc. The common stock and warrants of ECD Automotive Design Inc. began trading on Nasdaq under the new ticker symbols “ECDA” and “ECDAW,” respectively, on December 13, 2023. Please see the press release dated December 12, 2023 on ECD’s Investor Relations website for more details related to the business combination at https://ecdautodesign.com/ecd-investors/.

About ECD Auto Design

ECD is a creator of restored luxury vehicles that combines classic English beauty with modern performance. Currently, ECD restores Land Rovers Defenders, Land Rover Series IIA, the Range Rover Classic and the Jaguar E-Type. Each vehicle produced by ECD is fully bespoke, a one-off that is designed by the client through an immersive luxury design experience and hand-built from the ground up in 2,200 hours by master-certified Automotive Service Excellence (“ASE”) craftsmen. The Company was founded in 2013 by three British “gear heads'' whose passion for classic vehicles is the driving force behind exceptionally high standards for quality, custom luxury vehicles. ECD’s global headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, Florida that is home to 80 talented craftsmen and technicians, who hold a combined 61 ASE and five master level certifications. ECD has an affiliated logistics center in the U.K. where its seven employees work to source and transport 25-year-old work vehicles back to the U.S. for restoration. For more information, visit www.ecdautodesign.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication and on the current expectations of ECD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of ECD. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ECD do not presently know, or that ECD currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ECD’s current expectations, plans and forecasts of future events and views as of the date hereof. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of ECD described in the definitive proxy statement and prospectus which was filed by ECD with the SEC on November 13, 2023, including those under “Risk Factors” therein, and other documents that ECD may file or furnish with the SEC, which you are encouraged to read. ECD anticipates that subsequent events and developments will cause its assessments to change. However, while ECD may elect to update these forward-looking statements at some point in the future, ECD specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing ECD’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

ECD Automotive Design

Scott Wallace, Chairman and CEO

Email: investorrelations@ecdautodesign.com

FNK IR

Rob Fink or Matt Chesler, CFA

Email: ecda@fnkir.com

Tel: 646-809-4048 / 646-809-2183